Exhibit 99.1

Pure Storage Announces Fourth Quarter and Fiscal Year 2016 Financial Results

•	Record Quarterly Revenue of $150.2 million, up 128% Y-Y
•	Record Full Year Revenue of $440.3 million, up 152% Y-Y
•	Record Quarterly Gross Margin: 65.3% GAAP, up 10.1 ppts Y-Y; 66.0% non-GAAP, up 10.4 ppts Y-Y
•	Record Quarterly Operating Margin: -28.6% GAAP, up 41.3 ppts Y-Y; -13.9% non-GAAP, up 43.6 ppts Y-Y

Mountain View, Calif. - March 2, 2016 – Pure Storage (NYSE: PSTG) today announced financial results for the fourth quarter and fiscal year ended January 31, 2016.

Pure Storage posted revenue of $150.2 million compared to revenue of $65.9 million in the year-ago quarter. For the fourth quarter of fiscal 2016, GAAP gross margin was 65.3% and GAAP product gross margin was 68.2%, compared to 55.2% and 58.3%, respectively, in the year-ago quarter. GAAP net loss was $44.3 million for the fourth quarter of fiscal 2016, compared to $47.6 million in the year-ago quarter. Non-GAAP gross margin was 66.0% and non-GAAP product gross margin was 68.3%, compared to 55.6% and 58.3%, respectively, in the year-ago quarter. Non-GAAP net loss was $22.3 million for the fourth quarter of fiscal 2016, compared to $39.5 million in the year-ago quarter.

“We delivered our best ever quarter in Q4, concluding another record setting year for Pure Storage. The business continues to run on all cylinders fueled by the rapid worldwide adoption of FlashArray combined with improved operating efficiency as we scale,” said Scott Dietzen, CEO of Pure Storage. “We grew our customer base by more than 120 percent over the past year, capitalizing on the accelerating secular shift to flash and cloud-friendly storage. Pure is uniquely well positioned to succeed in the year ahead given our differentiation across the board in software, hardware, support automation and our business model.”

“We continue to achieve excellent performance in gross margin, operating margin and cash flow during Q4 and year over year,” said Tim Riitters, CFO of Pure Storage. “We are confident in the strength of our business model and estimate an earlier timeframe to achieve sustained positive free cash flow, in the second half of calendar year 2017 versus our previous estimate of 2018. We will continue to make investments in sales, marketing, and engineering, particularly in the first half of this year which is a seasonal investment period for Pure.”

Pure Storage grew its customer base to more than 1,650 organizations, adding more than 300 new customers in the quarter, including the MERCEDES AMG PETRONAS Formula OneTM Team and the three-time World Series Champion San Francisco Giants.

Fourth Quarter Fiscal 2016 Financial Highlights

The following tables summarize our consolidated financial results for the fourth quarters ended January 31, 2015 and 2016 (in millions except per share amounts, unaudited):

GAAP Quarterly Financial Information
	Three Months Ended January 31, 2015	Three Months Ended January 31, 2016	Year-Over-Year Change
Revenue	$65.9	$150.2	128%
Gross Margin	55.2%	65.3%	10.1ppts
Product Gross Margin	58.3%	68.2%	9.9ppts
Support Gross Margin	33.0%	49.5%	16.5ppts
Loss from Operations	-$46.0	-$42.9	$3.1
Operating Margin	-69.9%	-28.6%	41.3ppts
Net Loss	-$47.6	-$44.3	$3.3
Net Loss per Share (Basic and Diluted)	-$1.52	-$0.24	$1.28
Weighted-Average Shares (Basic and Diluted)	31.4	187.4	N/A

Non-GAAP Quarterly Financial Information
	Three Months Ended January 31, 2015	Three Months Ended January 31, 2016	Year-Over-Year Change
Gross Margin	55.6%	66.0%	10.4ppts
Product Gross Margin	58.3%	68.3%	10.0ppts
Support Gross Margin	35.7%	53.4%	17.7ppts
Loss from Operations	-$37.9	-$20.9	$17.0
Operating Margin	-57.5%	-13.9%	43.6ppts
Net Loss	-$39.5	-$22.3	$17.2
Net Loss per Share (Basic and Diluted)	-$0.26	-$0.12	$0.14
Weighted-Average Shares (Basic and Diluted)	153.6	187.4	N/A
Free Cash Flow	-$45.3	$32.1	$77.4

A reconciliation between GAAP and non-GAAP information is provided at the end of this release.

Financial Outlook

First Quarter Fiscal 2017 Guidance:

•	Revenue in the range of $135 million to $139 million
•	Non-GAAP gross margin in the range of 65% to 68%
•	Non-GAAP operating margin in the range of (34%) to (30%)

Full Year Fiscal 2017 Guidance:

•	Revenue in the range of $685 million to $725 million
•	Non-GAAP gross margin in the range of 65% to 68%
•	Non-GAAP operating margin in the range of (22%) to (18%)

All forward-looking non-GAAP financial measures contained in this section titled “Financial Outlook” exclude stock-based compensation expense and, as applicable, other special items.  We have not reconciled guidance for non-GAAP gross margin and non-GAAP operating margin to their most directly comparable GAAP measures because such items that impact these measures are not within our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Pure Storage will host a teleconference to discuss fourth quarter fiscal 2016 results at 2:00 pm (PT) on March 2, 2016. Pure Storage will post its supplemental earnings presentation to the investor relations website at investor.purestorage.com following the conference call.  Teleconference details are as follows:

•	To Listen Via Telephone: 877-883-0383 or 412-902-6506 (for international callers) with passcode 5996290
•	To Listen via the Internet: A live and replay audio broadcast of the conference call with corresponding slides will be available at http://investor.purestorage.com/.
•

Replay: A telephone playback of this conference call is scheduled to be available beginning at 4:00 pm (PT) on March 2, 2016, through 4:00 pm (PT) on March 10, 2016. The replay will be accessible by calling 877-344-7529 (international callers: 412-317-0088), with access code 10080850. The call runs 24 hours per day, including weekends.

A replay of the webcast will be available for approximately 45 days.

CEO Commentary

Pure Storage has posted a blog from its CEO discussing fourth quarter and full fiscal year results at investor.purestorage.com and blog.purestorage.com.

Upcoming Investor Conference

Pure Storage Vice President of Product, Matthew Kixmoeller, will be participating in a fireside chat at the Morgan Stanley Technology, Media and Telecom Conference in San Francisco on Thursday, March 3, 2016 at 9:55 am (PT).

About Pure Storage

Pure Storage (NYSE: PSTG) accelerates possible, transforming businesses in ways previously unimagined. The company’s disruptive, software-driven storage technology combined with a customer-friendly business model drives business and IT transformation for customers through dramatic increases in performance and efficiency at lower costs. Pure Storage FlashArray//m is simpler, faster and more elegant than any other technology in the datacenter. FlashArray //m is ideal for the move toward big data and for performance-intensive workloads such as cloud computing, database systems, desktop virtualization, real-time analytics and server virtualization. With Pure's certified industry leading NPS score of 79, Pure customers are some of the happiest in the world, and include large and mid-size organizations across a range of industries: cloud-based software and service providers, consumer web, education, energy, financial services, governments, healthcare, manufacturing, media, retail and telecommunications. With Pure Storage, companies push the boundaries of what's possible to become faster, smarter and more innovative.

Join us in March 2016 for the first annual Pure//Accelerate conference, as disruptive to the tech conference space as Pure Storage is to the datacenter, Pure//Accelerate will bring current and future technology/business leaders together to share in a dialogue about what is possible…for their businesses and for themselves.

Forward Looking Statements

This press release contains forward-looking statements regarding our products, business and operations, including our expectations regarding technology differentiation and customer adoption, our ability to maintain growth and take market share, and our financial outlook for the first quarter and full year fiscal 2017 and statements regarding our products, business, operations and results. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and elsewhere in our filings and reports with the U.S. Securities and Exchange Commission, including, but not limited to, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2015 and in the final Prospectus related to our initial public offering of Class A common stock filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration No. 333-206312), which are available on our investor relations website at investor.purestorage.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the fiscal year ended January 31, 2016. All information provided in this release and in the attachments is as of March 2, 2016, and we undertake no duty to update this information unless required by law.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow, and free cash flow as a percentage of revenue.  In computing these non-GAAP financial measures, we exclude the effects of stock-based compensation expense and assumed preferred stock conversion. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and planning, forecasting, and analyzing future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures" and "Reconciliation from net cash provided by (used in) operating activities to free cash flow," included at the end of this release.

Andy Connor – IR contact, Pure Storage

Tel: (650) 243-0481

ir@purestorage.com

Amy Cronk – PR contact, Pure Storage

Tel: (650) 468-4724

pr@purestorage.com

PURE STORAGE, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31,	January 31,
	2015	2016
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$192,707	$604,742
Accounts receivable, net of allowance of $210 and $944	59,032	126,324
Inventory	21,605	20,649
Deferred commissions, current	9,431	15,703
Prepaid expenses and other current assets	11,195	20,652
Total current assets	293,970	788,070
Property and equipment, net	39,859	52,629
Intangible assets, net	8,284	6,980
Deferred income taxes, non-current	—	536
Other long-term assets	14,177	22,568
Total assets	$356,290	$870,783

Liabilities, convertible preferred stock, and stockholders' (deficit) equity
Current liabilities:
Accounts payable	$11,007	$38,187
Accrued compensation and benefits	13,811	32,995
Accrued expenses and other liabilities	6,106	14,076
Deferred revenue, current	32,199	94,514
Liability related to early exercised stock options	6,485	4,760
Total current liabilities	69,608	184,532
Deferred revenue, non-current	41,470	121,690
Deferred income taxes, non-current	300	—
Other long-term liabilities	802	1,207
Total liabilities	112,180	307,429
Convertible preferred stock	543,940	—
Stockholders’ (deficit) equity:
Common stock and additional paid-in capital	41,753	1,118,689
Accumulated deficit	(341,583)	(555,335)
Total stockholders' (deficit) equity	(299,830)	563,354

Total liabilities, convertible preferred stock, and stockholders' equity	$356,290	$870,783

PURE STORAGE, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2016	2015	2016
	(unaudited)			(unaudited)
Revenue:
Product	$57,830	$127,350	$154,836	$375,733
Support	8,020	22,881	19,615	64,600
Total revenue	65,850	150,231	174,451	440,333

Cost of revenue:
Product (1)	24,141	40,522	63,425	132,870
Support (1)	5,376	11,544	14,127	35,023
Total cost of revenue	29,517	52,066	77,552	167,893

Gross profit	36,333	98,165	96,899	272,440

Operating expenses:
Research and development (1)	29,311	53,710	92,707	166,645
Sales and marketing (1)	42,533	68,927	152,320	240,574
General and administrative (1) (2)	10,520	18,461	32,354	75,402
Total operating expenses	82,364	141,098	277,381	482,621

Loss from operations	(46,031)	(42,933)	(180,482)	(210,181)
Other income (expense), net	(695)	(757)	(1,412)	(2,002)
Loss before provision for income taxes	(46,726)	(43,690)	(181,894)	(212,183)
Provision for income taxes	909	604	1,337	1,569
Net loss	$(47,635)	$(44,294)	$(183,231)	$(213,752)
Net loss per share attributable to common stockholders, basic and diluted	$(1.52)	$(0.24)	$(6.56)	$(2.59)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	31,357	187,365	27,925	82,460

(1) Includes stock-based compensation expense as follows:

Cost of revenue -- product	$39	$137	$303	$276
Cost of revenue -- support	216	877	1,273	2,388
Research and development	3,966	12,511	22,512	31,135
Sales and marketing	2,790	6,427	22,466	16,966
General and administrative	1,148	2,075	6,479	7,460
Total stock-based compensation expense	$8,159	$22,027	$53,033	$58,225

(2) Includes a one-time charge of $11.9 million for an equity grant to the Pure Good Foundation in the twelve months ended January 31, 2016.

PURE STORAGE, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2016	2015	2016
	(unaudited)			(unaudited)
Cash flows from operating activities
Net loss	$(47,635)	$(44,294)	$(183,231)	$(213,752)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,641	9,136	15,392	32,254
Stock-based compensation expense	8,159	22,027	25,399	58,225
Contribution of common stock to Pure Good Foundation	—	—	—	11,900
Other	273	(1,093)	277	(1,093)
Changes in operating assets and liabilities:
Accounts receivable, net	(13,462)	(14,198)	(44,197)	(67,292)
Inventory	(641)	4,901	(13,713)	1,481
Deferred commissions	(5,775)	(4,549)	(9,838)	(13,021)
Prepaid expenses and other assets	(4,182)	(6,639)	(6,550)	(8,704)
Accounts payable	(1,101)	14,677	3,474	24,901
Accrued compensation and other liabilities	4,780	7,494	12,450	24,710
Deferred revenue	19,924	54,548	56,842	142,535
Net cash provided by (used in) operating activities	(34,019)	42,010	(143,695)	(7,856)

Cash flows from investing activities
Purchases of property and equipment	(11,325)	(9,861)	(42,227)	(39,355)
Purchases of intangible assets	—	—	(9,125)	—
Increase in restricted cash	—	—	(1,613)	(2,485)
Net cash used in investing activities	(11,325)	(9,861)	(52,965)	(41,840)

Cash flows from financing activities
Proceeds from initial public offering, net	—	—	—	459,425
Proceeds from issuance of convertible preferred stock	150	—	280,970	—
Net proceeds from exercise of stock options	498	1,298	7,665	6,008
Repurchase of common stock in connection with tender offer	—	—	(30,120)	—
Payments of deferred offering costs	(33)	(2,012)	(33)	(3,702)
Net cash provided by (used in) financing activities	615	(714)	258,482	461,731

Net increase (decrease) in cash and cash equivalents	(44,729)	31,435	61,822	412,035
Cash and cash equivalents, beginning of period	237,436	573,307	130,885	192,707
Cash and cash equivalents, end of period	$192,707	$604,742	$192,707	$604,742

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures

The following table presents non-GAAP gross margins by revenue source before certain items (in thousands, unaudited):

	Three Months Ended January 31, 2015						Three Months Ended January 31, 2016
	GAAP results	GAAP gross margin (a)	Adjustment		Non- GAAP results	Non- GAAP gross margin (b)	GAAP results	GAAP gross margin (a)	Adjustment		Non- GAAP results	Non- GAAP gross margin (b)

			$39	(c)					$137	(c)
Gross profit -- product	$33,689	58.3%	$39		$33,728	58.3%	$86,828	68.2%	$137		$86,965	68.3%

			$216	(c)					$877	(c)
Gross profit -- support	$2,644	33.0%	$216		$2,860	35.7%	$11,337	49.5%	$877		$12,214	53.4%

			$255	(c)					$1,014	(c)
Total gross profit	$36,333	55.2%	$255		$36,588	55.6%	$98,165	65.3%	$1,014		$99,179	66.0%

(a) GAAP gross margin is defined as gross profit divided by revenue.

(b) Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue.

(c) To eliminate stock-based compensation expense.

The following table presents certain non-GAAP consolidated results before certain items (in thousands, except per share amounts, unaudited):

	Three Months Ended January 31, 2015						Three Months Ended January 31, 2016
	GAAP results	GAAP operating margin (a)	Adjustment		Non- GAAP results	Non- GAAP operating margin (b)	GAAP results	GAAP operating margin (a)	Adjustment		Non- GAAP results	Non- GAAP operating margin (b)

			$8,159	(c)					$22,027	(c)
Loss from operations	$(46,031)	-69.9%	$8,159		$(37,872)	-57.5%	$(42,933)	-28.6%	$22,027		$(20,906)	-13.9%

			$8,159	(c)					$22,027	(c)
Net loss	$(47,635)		$8,159		$(39,476)		$(44,294)		$22,027		$(22,267)

Net loss per share -- basic and diluted	$(1.52)				$(0.26)		$(0.24)				$(0.12)

Weighted-average shares used in per share calculation -- basic and diluted	31,357		122,281	(d)	153,638		187,365				187,365

(a) GAAP operating margin is defined as loss from operations divided by revenue.

(b) Non-GAAP operating margin is defined as non-GAAP loss from operations divided by revenue.

(c) To eliminate stock-based compensation expense.

(d) To assume preferred stock conversion as of the beginning of the period.

Reconciliation from net cash provided by (used in) operating activities to free cash flow (in thousands, unaudited):

	Three Months Ended January 31,
	2015	2016
Net cash provided by (used in) operating activities	$(34,019)	$42,010
Less: purchases of property and equipment	(11,325)	(9,861)
Free cash flow	$(45,344)	$32,149
Free cash flow as % of revenue	-68.9%	21.4%